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Exhibit 10.14

FOURTH AMENDMENT TO
FINANCING AGREEMENT

        This FOURTH AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), dated as of March 10, 2007, is entered into by and between VIEWSONIC CORPORATION, a Delaware corporation ("Company"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent and Lender ("CIT").

RECITALS

        A.    Company and CIT previously entered into that certain Financing Agreement dated as of December 18, 2001 (as amended, the "Financing Agreement"), pursuant to which CIT provides loans and other financial accommodations to Company from time to time.

        B.    Company and CIT wish to amend certain terms of the Financing Agreement.

        C.    Company and CIT are willing to agree to such amendments to the Financing Agreement on the terms and subject to the conditions set forth below.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

        1.    Definitions.    Capitalized terms used herein and not otherwise defined herein, shall have the respective meanings set forth in the Financing Agreement.

        2.    Amendments.

        (a)   The definition of "Inventory" in Section 1 the Financing Agreement is hereby amended and restated in its entirety to read as follows:

  "Inventory shall mean all of the Company's and ViewSonic Display Limited's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort."

        (b)   The definition of "Subsidiaries" in Section 1 the Financing Agreement is hereby amended to include ViewSonic Display Limited, a Hong Kong company; ViewSonic Display Trading 1 Limited, a Hong Kong company; ViewSonic Display Trading 2 Limited, a Hong Kong company; and ViewSonic Mauritius Limited, a Mauritius company.

        (c)   Section 7.9(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

  "Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except: (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) provided no Default has occurred and is continuing and no Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, within six (6) months of the date of the Second Amendment to Financing Agreement, by applying for and causing to be issued a stand-by Letter of

  Credit naming as beneficiary the revolving credit lender for ViewSonic China Ltd., which Letter of Credit must be in an amount not to exceed Eight Million Five Hundred Thousand Dollars ($8,500,000), must not be secured by any assets of Company other than cash, and otherwise must be in form and substance satisfactory to the Agent; and (iii) the guaranty by the Company of the purchase orders of ViewSonic Display Limited pursuant to a guaranty, substantially in the form attached hereto as Exhibit A and as the same may be amended, renewed, restated or modified from time to time."

        3.    Waiver.    Compliance with Section 7.9(e) of the Loan Agreement is hereby waived as of the fiscal year ending December 31, 2006 and through the date of this Amendment with respect to the Company complying with the restrictions on the issuance of a guaranty on behalf of ViewSonic Display Limited which would have been permitted following the execution of this Amendment; this waiver is expressly limited to the facts and circumstances referred to herein and shall not operate as a waiver of or a consent to non-compliance with any other section of the Loan Documents.

        4.    Conditions to Effectiveness.    The foregoing amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

          (a)   CIT shall have received this Amendment, duly executed and delivered by the Company.

          (b)   Each of the representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

          (c)   After giving effect to this Amendment, no Event of Default shall have occurred and be continuing or be existing.

        5.    Representations and Warranties.    In order to induce CIT to enter into this Amendment and to amend the Financing Agreement in the manner provided in this Amendment, Company represents and warrants to CIT as of the Amendment Effective Date as follows:

          (a)   Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Financing Agreement as amended by this Amendment.

          (b)   Authorization of Agreements. The execution and delivery of this Amendment by Company and the performance by Company of the Financing Agreement, as amended hereby, have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by Company.

          (c)   Representations and Warranties in the Financing Agreement. Company confirms that as of the Amendment Effective Date, the representations and warranties contained in Section 7 of the Financing Agreement are (after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Event of Default has occurred and is continuing.

        6.    Miscellaneous.

          (a)    Reference to and Effect on the Existing Financing Agreement.

              (i)  Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

             (ii)  The execution and delivery of this Amendment and performance of the Financing Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of CIT under, the Financing Agreement or any agreement or document executed in connection therewith.

           (iii)  Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b)    Fees and Expenses.    The Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8 of the Financing Agreement.

          (c)    Headings.    Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d)    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e)    Governing Law.    This Amendment shall be governed by and construed according to the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

VIEWSONIC CORPORATION, a Delaware corporation
By:	/s/ James A. Morlan
Name:	JAMES A. MORLAN
Title:	CHIEF FINANCIAL OFFICER
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
By:	/s/ Kirk Wolverton
Name:	Kirk Wolverton
Title:	Vice President

EXHIBIT A

Form of Guaranty

Letter of Guarantee

Date: [Date]

        The undersigned hereby unconditionally and irrevocably guarantees the due and punctual payment of all obligations ("Obligations") of its subsidiary ViewSonic Display Ltd. ("Subsidiary") due under that certain [Type of Agreement (LCD Panel Purchase Agreement, OEM, etc.)] ("PPA Agreement"), invoice, purchase orders and account receivables between the Subsidiary and [Name of Supplier e.g. AU Optronics Corporation, Innolux Display Corporation, etc.]which has assigned its rights, interests, and claims under the PPA Agreement, invoice, purchase orders and account receivables to [Name of Lender e.g. Chinatrust Commercial Bank "CTCB")], including without limitation, the obligation to reimburse all costs and expenses of enforcement, protection or preservation of the rights of CTCB under the PPA Agreement, invoice, purchase orders and account receivables and agrees with CTCB as follows:

  1.
  In the event of non-payment by the Subsidiary of any of the Obligations when due, the undersigned shall pay the same to CTCB within 15 days after receiving the written notice by CTCB at such place as CTCB may designate together with interest thereon from the due date thereof to the date of actual payment at the rate of LIBOR+4% (free and clear of, and without set-off or deduction for, taxes or otherwise). A certificate from CTCB as to the amount of any of the obligations due and unpaid, in the absence of manifest errors, shall be conclusive as against the undersigned.

  2.
  If the undersigned shall be required by law to make any deduction from any payment hereunder, (1) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable hereunder) CTCB receives an amount equal to the sum it would have received had no such deductions been made, (ii) the undersigned shall make such deductions and (iii) the undersigned shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

  3.
  CTCB shall not be required to exhaust its rights or remedies or take any action against Subsidiary or their properties (collectively or respectively) with respect to the Obligations of Subsidiary prior to enforcing its rights under this Guarantee against the undersigned.

  4.
  This Letter of Guarantee ("Guarantee") is unlimited as to amount or duration and shall remain in full force and effect notwithstanding any extension, compromise, adjustment, forbearance, waiver, release or discharge of any parry (obligor or guarantor), or release in whole or in part of any security granted for Obligations or compromise or adjustment thereto. The guaranty hereunder shall be unconditional and absolute and the undersigned waives all rights of subrogation and set-off until all sums due under this Guarantee are fully paid. The undersigned further waives against CTCB all suretyship defenses or defenses in the nature thereof, generally. The undersigned hereby waives diligence, presentment, demand, protest and notice of any kind.

  5.
  The undersigned shall pay to CTCB upon demand any and all reasonable and necessary costs and fees (including without limitation, attorneys fees, incurred by CTCB in the implementation and enforcement of any and all CTCB's rights and interests under this Guarantee.

  6.
  This Guarantee shall be binding upon the undersigned and its respective assigns and successors and shall inure to the benefit of CTCB, its respective successors and assigns; provided that the undersigned shall not transfer or assign any of its rights or obligations hereunder without the prior written consent of CTCB. CTCB may, upon notice to but without the consent of the undersigned, assign this Guarantee, in whole or in part, to any person or entity holding or acquiring any interest in the obligations of Subsidiary.

  7.
  Any security or guarantee that the undersigned may have given or shall give to CTCB regarding present or future Obligations of the Subsidiary shall not be affected by the issuance, performance, cancellation and/or termination of this Guarantee.

  8.
  The undersigned warrants and represents to CTCB that:

  (1)
  The execution and delivery of this Guarantee by the undersigned has been duly and validly authorized and necessary action has been taken in due course make this Guarantee a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms,

  (2)
  The undersigned has the full capacity and right to execute, deliver and perform this Guarantee.

  9.
  This Guarantee is a continuing guarantee for any and all obligations of the Subsidiary and may not in any way be withdrawn, terminated, cancelled or replaced without the prior written consent of CTCB.

  10.
  This Guarantee shall be governed by and construed in accordance with the laws of the Republic of China. The undersigned hereby irrevocably submit to the non-exclusive jurisdiction of the Taipei District Court in any proceedings relating to this Guarantee.

For and on behalf of (Guarantor): ViewSonic Corporation

James A. Morlan, CFO
Corp address:	381 Brea Canyon Road Walnut, California 91789

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FOURTH AMENDMENT TO FINANCING AGREEMENT
Letter of Guarantee